UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 11, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  OTHER EVENTS

In a press release dated October 12, 2007, The Cheesecake Factory Incorporated announced the opening of its 132nd Cheesecake Factory restaurant at the Northshore Mall in Peabody, Massachusetts, a suburb of Boston, on October 11, 2007.  The opening marks the Company’s 11th new restaurant opened in fiscal 2007.  The restaurant contains approximately 11,600 square feet and 330 seats.

The full text of this press release is attached as Exhibit 99.1 to this report and is herein incorporated by reference.

In a press release dated October 16, 2007, The Cheesecake Factory Incorporated announced it will release third quarter fiscal 2007 financial results after the market close on Tuesday, October 23, 2007.  The Company will hold a conference call the same day, hosted by David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

Listeners should go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q3 2007 The Cheesecake Factory Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through November 22, 2007.

The full text of this press release is attached as Exhibit 99.2 to this report and is herein incorporated by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	99.1	Press release dated October 12, 2007 entitled, “The Cheesecake Factory Opens in Peabody, Massachusetts”

	99.2	Press release dated October 16, 2007 entitled, “The Cheesecake Factory to Webcast Third Quarter Fiscal 2007 Earnings Conference Call on October 23, 2007”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007		THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated October 12, 2007 entitled, “The Cheesecake Factory Opens in Peabody, Massachusetts”

99.2	Press release dated October 16, 2007 entitled, “The Cheesecake Factory to Webcast Third Quarter Fiscal 2007 Earnings Conference Call on October 23, 2007”